Exhibit (a)(1)(xiv)

RSU Confirmation

8/7/2009

TAKE STOCK

STOCK OPTION EXCHANGE PROGRAM

ebay

Election Confirmation

You have elected to exchange the following eligible stock options (if any) in connection with eBay’s Stock Option Exchange Program.

This is your confirmation of receipt as of August 07, 2009 at 4:00PM PDT.

Date: August 07, 2009 at 4:00PM PDT

Your Name: Barbagallo, Annalisa

Confirmation Number: 1236394

The following table displays details of each of the eligible options that you elected to exchange and the number of new RSUs you are entitled to receive (including the applicable vesting terms) based on your election. 1

RSU Confirmation 8/7/2009

[redacted]

Grant Date (mm/dd/yyyy)	Grant Number	Total Shares Granted	Outstanding And Eligible	Exercise Price	Full Vesting Date of Eligible Options (mm/dd/yyyy)	Expiration Date (mm/dd/yyyy)	Exchange Ratio	New RSUs	Vesting Schedule for New RSUs *	Exchange Eligible Options?
01/13/2006	231974	4,800	4,800	$45.9700	12/31/2009	01/13/2013	21.5 to 1	223	50% on September 11, 2010 50% on September 11, 2011	Yes
03/24/2006	241235	400	400	$37.3000	03/01/2010	03/24/2013	13.5 to 1	29	50% on September 11, 2010 50% on September 11, 2011	No
09/01/2006	244173	1,200	1,200	$28.1500	09/01/2008	09/01/2013	6 to 1	200	100% on September 11, 2010	No
03/01/2007	259365	1,800	1,800	$31.9300	03/01/2011	03/01/2014	6.5 to 1	276	33.34% on September 11, 2010 33.33% on September 11, 2011 33.33% on September 11, 2012	No
09/04/2007	277912	2,100	2,100	$34.5900	09/01/2011	09/04/2014	7 to 1	300	33.34% on September 11, 2010 33.33% on September 11, 2011 33.33% on September 11, 2012	Yes

* The vesting schedules in the table above assume that the completion date is September 11, 2009. If the offering period is extended, the completion date will be correspondingly delayed and the vesting schedule will be adjusted accordingly. For eligible employees out on a leave of absence, your vesting schedule will be adjusted to reflect your leave status as of the completion date.

Total options eligible for exchange: 10,300

Total eligible options selected: 6,900

You will receive 523 new RSUs.

Please note that the new RSUs will be issued (and will vest) on a grant-by-grant basis in exchange for your eligible options.

2

RSU Confirmation 8/7/2009

As a reminder, any eligible options that you have not elected to exchange will remain outstanding under their existing terms.

Disclaimer: All information contained in this Election Confirmation is as of August 07, 2009 at 4:00PM PDT.

Please note that you may change or withdraw your previous election at any time prior to 9:00 p.m. Pacific Daylight Time on September 11, 2009, unless the completion date is extended by eBay. If eBay extends the completion date beyond that time, you may change or withdraw your previous election at any time until the extended completion date. To change your election (including a withdrawal of your previous election to exchange any of your eligible options), you must complete and submit a new Election Form specifying which (if any) of your eligible options you elect to exchange on a grant-by-grant basis before 9:00 Pacific Daylight Time on September 11, 2009, unless the offer is extended by eBay. If you previously elected to participate in the Stock Option Exchange Program but subsequently elected not to participate, you may again participate by completing and submitting a new Election Form specifying which (if any) of your eligible options you elect to exchange on a grant-by-grant basis before 9:00 Pacific Daylight Time on September 11, 2009, unless the offer is extended by eBay.

Please retain this Election Confirmation for your records. The eligible options that you have elected to exchange will no longer appear in your E*TRADE account following the completion of the Stock Option Exchange Program. Please note that it will take a few weeks from the completion of the Stock Option Exchange Program for the new RSU grants to be reflected in your E*TRADE account.

If you have questions about your eligible options or the Stock Option Exchange Program, please contact customer support at + 888-795-8691 (toll- free from the U.S. or Canada) or + 718-559-4078 (collect from other geographic regions).

3

CASH Confirmation

8/7/2009

STOCK OPTION EXCHANGE PROGRAM

Election Confirmation ebay

You have elected to exchange the following eligible stock options (if any) in connection with eBay’s Stock Option Exchange Program.

This is your confirmation of receipt as of August 07, 2009 at 4:03PM PDT.

Date: August 07, 2009 at 4:03PM PDT

Your Name: Molloy, Brendan

Confirmation Number: 1236396

The following table displays details of each of the eligible options that you elected to exchange.

1

CASH Confirmation

8/7/2009

Molloy, Brendan

Grant Date Grant (mm/dd/yyyy) Number

Full Vesting

Date of

Exercise Eligible Options Price (mm/dd/yyyy)

Number of New RSUs

Used to Determine Cash Payment

Exchange

Eligible

Options?

Total

Shares

Granted

Outstanding And

Eligible

Expiration Date

(mm/dd/yyyy)

Exchange

Ratio

01/27/2006

09/01/2006

12/08/2006

232567

246888

257701

280

70

245

280

35

199

$44.0700

$28.1500

$31.7600

01/23/2010

09/01/2008

11/27/2010

01/27/2013

09/01/2013

12/08/2013

21.5 to 1

6 to l

6.5 to 1

13

5

30

Yes

No

Yes

Total options eligible for exchange: 514

Total eligible options selected: 479

You will receive a cash payment based on 43 RSUs.

2

CASH Confirmation 8/7/2009

The cash payment will be determined by multiplying (i) the number of new RSUs by (ii) the closing trading price of eBay’s common stock on the completion date.

As a reminder, any eligible options that you have not elected to exchange will remain outstanding under their existing terms.

Disclaimer: All information contained in this Election Confirmation is as of August 07, 2009 at 4:03PM PDT.

Please note that you may change or withdraw your previous election at any time prior to 9:00 p.m. Pacific Daylight Time on September 11, 2009, unless the completion (date is extended by eBay. If eBay extends the completion date beyond that time, you may change or withdraw your previous election at any time until the extended completion date. To change your election (including a withdrawal of your previous election to exchange any of your eligible options, you must complete and submit a new Election Form specifying which (if any) of your eligible options you elect to exchange on a grant-by-grant basis before 9:00 Pacific Daylight Time on September 11, 2009, unless the offer is extended by eBay. If you previously elected to participate in the Stock Option Exchange Program but subsequently elected not to participate you may again participate by completing and submitting a new Election Form specifying which (if any) of your eligible options you elect to exchange on a grant-by-grant basis before 9:00 Pacific Daylight Time on September 11, 2009, unless the offer is extended by eBay.

Please retain this Election Confirmation for your records. The eligible options that you have elected to exchange will no longer appear in your E*TRADE account following the completion of the Stock Option Exchange Program. Please note that it will take a few weeks from the completion of the Stock Option Exchange Program for the new RSU grants to be reflected in your E*TRADE account.

If you have questions about your eligible options or the Stock Option Exchange Program, please contact customer support at + 888-795-8691 (toll-free from the U.S. or Canada) or + 718-559-4078 (collect from other geographic regions).

3

Options Confirmation

8/7/2009

TAKE STOCK

STOCK OPTION EXCHANGE PROGRAM

ebaY

Election Confirmation

You have elected to exchange the following eligible stock options (if any) in connection with eBay’s Stock Option Exchange Program.

This is your confirmation of receipt as of August 07, 2009 at 4:01PM PDT.

Date:

Your Name: Donald, Jennifer Anne

August 07, 2009 at 4:01PM PDT

Confirmation Number: 1236395

The following table displays details of each of the eligible options that you elected to exchange and the number of new stock options you are entitled to receive (including the applicable vesting terms) based on your election.

1

Options Confirmation

8/7/2009

Donald, Jennifer Anne

Total

Grant Date Grant Shares

(mm/dd/yyyy) Number Granted

Full Vesting Date of

Exercise Eligible Options Price (mm/dd/yyyy)

Vesting Schedule for New Options*

Exchange

Eligible Options?

Outstanding

And

Eligible

Expiration

Date

(mm/dd/yyyy)

Exchange New

Ratio Options

01/02/2004

03/01/2004

03/01/2005

03/01/2006

09/01/2006

210305

211480

220136

235213

244561

1,400

200

490

500

238

1,165

200

490

500

238

$31.5000

$34.6150

$42.5800

$39.9000$28.1500

12/16/2007

03/0l/2008

03/01/2009

03/01/2010

09/01/2008

01/02/2014

03/01/2014

03/01/2015

03/01/2013

09/01/2013

2 to 1

2.5 to 1

3 to 1

3.5 to 1

1.5 to 1

582

80

163

142

158

100% on September 11, 2010

100% on September 11, 2010

100% on September 11, 2010

50% on September 11, 2010

50% on September 11, 2011

100% on September 11, 2010

Yes

Yes

Yes

No

No

* The vesting schedules in the table above assume that the completion date is September 11, 2009. If the offering period is extended, the completion date will be correspondingly delayed and the vesting schedule will be adjusted accordingly. For eligible employees out on a leave of absence, your vesting schedule will be adjusted to reflect your leave status as of the completion date.

Total options eligible for exchange: 2,593

Total eligible options selected: 1,855

You will receive 825 new stock options.

Please note that the new stock options will be issued (and will vest) on a grant-by-grant basis in exchange for your eligible options.

2

Options Confirmation 8/7/2009

The exercise price of the new options will be equal to the closing trading price of eBay’s common stock on the completion date. As a reminder, any eligible options that you have not elected to exchange will remain outstanding under their existing terms. Disclaimer: All information contained in this Election Confirmation is as of August 07, 2009 at 4:01 PM PDT.

Please note that you may change or withdraw your previous election at any time prior to 9:00 p.m. Pacific Daylight Time on September 11, 2009, unless the completion date is extended by eBay. If eBay extends the completion date beyond that time, you may change or withdraw your previous election at any time until the extended completion date. To change your election (including a withdrawal of your previous election to exchange any of your eligible options), you must complete and submit a new Election Form specifying which (if any) of your eligible options you elect to exchange on a grant-by-grant basis before 9:00 Pacific Daylight Time on September 11, 2009, unless the offer is extended by eBay. If you previously elected to participate in the Stock Option Exchange Program but subsequently elected not to participate, you may again participate by completing and submitting a new Election Form specifying which (if any) of your eligible options you elect to exchange on a grant-by-grant basis before 9:00 Pacific Daylight Time on September 11, 2009, unless the offer is extended by eBay.

Please retain this Election Confirmation for your records. The eligible options that you have elected to exchange will no longer appear in your E*TRADE account following the completion of the Stock Option Exchange Program. Please note that it will take a few weeks from the completion of the Stock Option Exchange Program for the new stock option to be reflected in your E*TRADE account.

If you have questions about your eligible options or the Stock Option Exchange Program, please contact customer support at + 888-795-8691 {toll-free from the U.S. or Canada) or + 718-559-4078 (collect from other geographic regions).